Exhibit 99.2

Griffon Corporation to Acquire ClosetMaid®
and Explore Strategic Alternatives for Clopay Plastic Products

NEW YORK, NEW YORK, September 5, 2017 – Griffon Corporation (“Griffon” or the “Company”) (NYSE:GFF) has entered into a definitive agreement to acquire ClosetMaid Corporation (“ClosetMaid”), a market leader of home storage and organization products, from Emerson (NYSE:EMR) for $260 million. After taking into account tax benefits resulting from the transaction, the effective purchase price is $225 million.

“We are proud to add ClosetMaid to our family of iconic brands including AMES, True Temper, and Clopay,” said Ronald J. Kramer, Griffon’s Chief Executive Officer. “ClosetMaid complements and diversifies our portfolio of leading consumer brands and products. This acquisition expands our existing footprint in home centers and expands our customer relationships to include the direct to builder and mass merchant, specialty and hardware channels. ClosetMaid’s industry-leading closet organization, home storage, and garage storage products make it a terrific addition to Griffon’s Home and Building Products segment.”

The acquisition is expected to be financed through cash on hand, availability on our revolving credit facility, and/or through committed debt financing which is expected to be in the form of a senior notes offering. The acquisition is subject to customary closing conditions and is expected to close by the end of September 2017.

Griffon and Emerson will make a joint election under Section 338(h)(10) of the Internal Revenue Code, permitting the transaction to be treated as an asset purchase for tax purposes. This election will generate a tax benefit with an estimated present value of $35 million for Griffon and its shareholders.

The acquisition of ClosetMaid will be immediately accretive to cash flow and earnings. In the first full year of operations, Griffon expects ClosetMaid to contribute $300 to $315 million in revenue and between $0.08 and $0.10 in earnings per share. Griffon’s effective purchase price is approximately 7.1 to 7.5 times expected EBITDA for the fiscal year ending September 2018.

Separately, Griffon announced that after having received from qualified parties unsolicited inquiries to acquire Clopay Plastic Products Company (“Clopay Plastics”), Griffon will explore strategic alternatives for Clopay Plastics. A global leader in the development and production of specialty plastic films for hygienic, health-care and industrial products, Clopay Plastics has operations in North America, Brazil, and Germany. During the trailing 12-month period ending June 30, 2017, Clopay Plastics generated $468 million of revenue and $53 million of Segment adjusted EBITDA.

“Clopay Plastics is a well-recognized, trusted provider of specialty plastic films. It has an 83-year legacy of innovation and technical leadership, a state-of-the-art manufacturing base with global reach, outstanding personnel, and long-term relationships with blue-chip customers,” said Mr. Kramer. “Given the unique aspects of the Clopay Plastics business, Griffon is evaluating approaches to increase long-term value for our shareholders while providing enhanced opportunities for growth and value creation for Clopay Plastics and its customers.”

Goldman, Sachs & Co. LLC is acting as financial advisor to Griffon for its acquisition of ClosetMaid from Emerson, and will assist the company with exploring strategic alternatives for Clopay Plastics. Deutsche Bank has provided committed financing for the acquisition of ClosetMaid. Dechert is acting as Griffon’s legal counsel for both the acquisition of ClosetMaid and the potential strategic actions with Clopay Plastics.

Conference Call Information
The Company will hold a conference call Wednesday, September 6, 2017 at 8:30 AM EDT to discuss the acquisition of ClosetMaid and exploring strategic options for Clopay Plastics. The Company has also provided supplemental materials related to the transaction, which can be accessed in the investor relations section of the Company’s website in the “Company Presentations” section.

The call can be accessed by dialing 1-800-946-0706 (U.S. participants) or 1-719-325-4786 (International participants). Callers should ask to be connected to the Griffon Corporation teleconference or provide conference ID number 7929272.

A replay of the call will be available starting on Wednesday, September 6, 2017 at 12:00 PM ET by dialing 1-844-512-2921 (U.S.) or 1-412-317-6671 (International), and entering the conference ID number: 7929272. The replay will be available through Wednesday, September 20, 2017 at 11:59 PM ET.

Forward-looking Statements
“Safe Harbor” Statements under the Private Securities Litigation Reform Act of 1995: All statements related to, among other things, income (loss), earnings, cash flows, revenue, changes in operations, operating improvements, industries in which Griffon operates and the United States and global economies that are not historical are hereby identified as “forward-looking statements” and may be indicated by words or phrases such as “anticipates,” “supports,” “plans,” “projects,” “expects,” “believes,” “should,” “would,” “could,” “hope,” “forecast,” “management is of the opinion,” “may,” “will,” “estimates,” “intends,” “explores,”

“opportunities,” the negative of these expressions, use of the future tense and similar words or phrases. Such forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed in any forward-looking statements. These risks and uncertainties include, among others: current economic conditions and uncertainties in the housing, credit and capital markets; the Griffon's ability to achieve expected savings from cost control, integration and disposal initiatives; the ability to identify and successfully consummate and integrate value-adding acquisition opportunities; increasing competition and pricing pressures in the markets served by Griffon’s operating companies; the ability of Griffon’s operating companies to expand into new geographic and product markets, and to anticipate and meet customer demands for new products and product enhancements and innovations; reduced military spending by the government on projects for which Griffon’s Telephonics Corporation supplies products, including as a result of defense budget cuts and other government actions; the ability of the federal government to fund and conduct its operations; increases in the cost of raw materials such as resin, wood and steel; changes in customer demand or loss of a material customer at one of Griffon's operating companies; the potential impact of seasonal variations and uncertain weather patterns on certain of Griffon’s businesses; political events that could impact the worldwide economy; a downgrade in the Griffon’s credit ratings; changes in international economic conditions including interest rate and currency exchange fluctuations; the reliance by certain of Griffon’s businesses on particular third party suppliers and manufacturers to meet customer demands; the relative mix of products and services offered by Griffon’s businesses, which could impact margins and operating efficiencies; short-term capacity constraints or prolonged excess capacity; unforeseen developments in contingencies, such as litigation and environmental matters; unfavorable results of government agency contract audits of Telephonics Corporation; Griffon’s ability to adequately protect and maintain the validity of patent and other intellectual property rights; the cyclical nature of the businesses of certain Griffon’s operating companies; and possible terrorist threats and actions and their impact on the global economy. Such statements reflect the views of the Company with respect to future events and are subject to these and other risks, as previously disclosed in the Company’s Securities and Exchange Commission filings. Readers are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date made. Griffon undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Griffon Corporation
Griffon is a diversified management and holding company that conducts business through wholly-owned subsidiaries. Griffon oversees the operations of its subsidiaries, allocates resources among them and manages their capital structures. Griffon provides direction and assistance to its subsidiaries in connection with acquisition and growth opportunities as well as in connection with divestitures. In order to further diversify, Griffon also seeks out, evaluates and, when appropriate, will acquire additional businesses that offer potentially attractive returns on capital.

Headquartered in New York, N.Y., the Company was founded in 1959 and is incorporated in Delaware. Griffon is listed on the New York Stock Exchanges and trades under the symbol GFF.

Griffon currently conducts its operations through three reportable segments:

•	Home & Building Products consists of two companies, The AMES Companies, Inc. (“AMES”) and Clopay Building Products Company, Inc. (“CBP”):

•	AMES, founded in 1774, is the leading U.S. manufacturer and a global provider of long-handled tools and landscaping products for homeowners and professionals.

•	CBP, since 1964, is a leading manufacturer and marketer of residential and commercial garage doors and sells to professional dealers and some of the largest home center retail chains in North America.

•
Telephonics Corporation, founded in 1933, is recognized globally as a leading provider of highly sophisticated intelligence, surveillance and communications solutions for defense, aerospace and commercial customers.

•
Clopay Plastic Products Company, Inc., incorporated in 1934, is a global leader in the development and production of embossed, laminated and printed specialty plastic films for hygienic, health-care and industrial products and sells to some of the world's largest consumer products companies.

For more information on Griffon and its operating subsidiaries, please see the Company’s website at www.griffon.com.

Company Contact:            Investor Relations Contact:
Brian G. Harris                Michael Callahan
SVP & Chief Financial Officer        Senior Vice President
Griffon Corporation            ICR Inc.
(212) 957-5000                (203) 682-8311

Griffon evaluates performance and allocates resources based on each segment's operating results before interest income and expense, income taxes, depreciation and amortization, unallocated amounts (mainly corporate overhead), restructuring charges, loss on debt extinguishment and acquisition related expenses, as well as other items that may affect comparability, as applicable ("Segment adjusted EBITDA", a non-GAAP measure). Griffon believes this information is useful to investors for the same reason.

The following table provides a reconciliation of Revenue and Segment adjusted EBITDA for PPC for the trailing twelve months ended June 30, 2017 and is derived from our audited financial statements on form 10-K for the year ended September 30, 2016, adding our financial statements filed on Form 10-Q for the nine months ended June 30, 2017 and subtracting our financial statements filed on Form 10-Q for the nine months ended June 30, 2016:

CLOPAY PLASTICS
RECONCILIATION OF NON-GAAP MEASURES
(in thousands)
(Unaudited)

Trailing Twelve
	For the Year Ended	For the Nine Months Ended		Months Ended
	September 30, 2016	June 30, 2017	June 30, 2016	June 30, 2017

Revenue	$ 480,126	$ 341,986	$ 353,786	$ 468,326

EBITDA
Segment Operating Profit	$ 20,313	$ 19,628	$ 13,569	$ 26,372
Depreciation and amortization	23,866	20,024	17,685	26,205
Restructuring Charges	5,900	0	5,900	0
Segment Adjusted EBITDA	$ 50,079	$ 39,652	$ 37,154	$ 52,577